As filed with the Securities and Exchange Commission on April 30, 2002.
                                                         Registration No.
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              -------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       CAPITAL ENVIRONMENTAL RESOURCE INC.
                              -------------------
             (Exact Name of Registrant as Specified in its Charter)

                      ONTARIO                           NOT APPLICABLE
          (State or Other Jurisdiction of              (I.R.S. Employer
          Incorporation or Organization)              Identification No.)

                               1005 SKYVIEW DRIVE
                       BURLINGTON, ONTARIO, CANADA L7P 5B1
                    (Address of Principal Executive Offices)


           CAPITAL ENVIRONMENTAL RESOURCE INC. 1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              CT CORPORATION SYSTEM
                                  1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                     (Name and Address of Agent For Service)

                                 (212) 246-5070
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
THOMAS E. DURKIN, III                                KAREN A. DEWIS, ESQ.
GENERAL COUNSEL & SECRETARY                          MCDERMOTT, WILL & EMERY
CAPITAL ENVIRONMENTAL RESOURCE INC.                  600 THIRTEENTH STREET, NW
1005 SKYVIEW DRIVE                                   WASHINGTON, DC 20005-3096
BURLINGTON, ONTARIO, CANADA L7P 5B1

=========================================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed        Proposed
               Title of                                      Maximum         Maximum
              Securities                  Amount            Offering        Aggregate        Amount of
                 to be                     to be              Price         Offering       Registration
              Registered              Registered (1)      Per Share (2)     Price (2)           Fee

---------------------------------------------------------------------------------------------------------

Common Shares                            6,653,302            $5.41        $35,994,364        $3,311

=========================================================================================================

(1)    Consists entirely of shares to be issued upon exercise of options granted pursuant to the Capital
       Environmental Resource Inc. 1999 Stock Option Plan.

(2)    Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c)
       and (h) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of the common shares of the Company as quoted on the Nasdaq SmallCap Market on April 24, 2002.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         1. The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission (the "Commission") on May 24, 2001.

         2. The Company's Report on Form 6-K containing a press release relating to the sale of New York and Pennsylvania assets, filed with the Commission on April 5, 2001.

         3. The Company's Quarterly Report on Form 6-K for the period ended March 31, 2002, filed with the Commission on June 15, 2001.

         4. The Company's Report on Form 6-K, containg a press release relating to senior debt facilities, filed with the Commission on July 5, 2001.

         5. The Company's Quarterly Report on Form 6-K for the period ended June 30, 2001, filed with the Commission on August 1, 2001.

         6. The Company's Report on Form 6-K containing the Notice of Special Meeting and Proxy Statement for the Annual and Special Meeting of Shareholders to be held September 6, 2001, filed with the Commission on August 30, 2001.

         7. The Company's Report on Form 6-K containing a press release related to the completion of the US $33.0 million equity investment, filed with the Commission on September 21, 2001.

         8. The Company's Quarterly Report on Form 6-K for the period ended September 30, 2001, filed with the Commission on November 2, 2001.

         9. The Company's Report on Form 6-K containing a press release relating to the completion of the US $30.0 million equity investment, completion of the acquisition of Waste Services Inc. and the appointment of a Chief Financial Officer, filed with the Commission on February 22, 2002.

         10. The Company's Report on Form 6-K containing the Notice of Special Meeting and Proxy Statement for the Special Meeting of Shareholders to be held March 27, 2002, filed with the Commission on March 13, 2002.

         11. The Company's Report on Form 6-K relating to a description of the Company's outstanding securities, filed with the Commission on April 29, 2002.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Under the Ontario Business Corporations Act (the "Act"), the Company is permitted to indemnify its directors and officers and former directors and officers against costs and expenses, including amounts paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties because of their position as directors or officers, including an action against the Company. In order to be entitled to indemnification under this Act, the director or officer must act honestly and in good faith with a view to the Company's best interests, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have reasonable grounds for believing that his or her conduct is lawful.

         The Company's By-Laws provide that the Company's directors, former directors and officers and any person who acts or acted at the Company's request as a director of officer of an entity of which the Company is or was a shareholder or creditor shall be indemnified to the extent permitted by the Act. The Company's By-Laws also permit the Company to purchase and maintain insurance for the benefit of any person whom the Company is entitled to indemnify. The Registrant has purchased a liability insurance policy covering its directors and officers.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         4.1 Articles of Amalgamation of the Company (incorporated by reference to Exhibit 1.1 to the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2000).

         4.2 Amended and Restated By-Law No. 1 of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form F-1 (Registration No. 333-77633), filed with the Commission on May 3, 1999).

         5.1    Opinion of Blake, Cassels & Graydon LLP (filed herewith).

         23.1   Consent of PricewaterhouseCoopers LLP (filed herewith).

         23.2   Consent of Blake, Cassels & Graydon LLP (included in Exhibit
                5.1).

         24.1 Powers of Attorney (included on the signature page to this Registration Statement).

Item 9.  Undertakings.
         ------------

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario, Canada, on this 30th day of April, 2002.

                                            CAPITAL ENVIRONMENTAL
                                                RESOURCE INC.


                                            By:    /s/ David Sutherland-Yoest
                                               ---------------------------------
                                                David Sutherland-Yoest
                                                Chairman of the Board and Chief
                                                Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Sutherland-Yoest and Thomas E. Durkin, III, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 26th day of April, 2002.

                        Signature                                                     Title
                        ---------                                                     -----

      /s/ David Sutherland-Yoest                            Chairman of the Board and Chief Executive Officer
--------------------------------------------------------
          David Sutherland-Yoest




      /s/ David J. Feals                                    Chief Financial Officer (Principal Financial and
--------------------------------------------------------    Accounting Officer)
          David J. Feals


     /s/ Don A. Sanders                                     Director
--------------------------------------------------------
         Don A. Sanders


      /s/ Gary W. DeGroote                                  Director
--------------------------------------------------------
          Gary W. DeGroote


      /s/ Lucien Remillard                                  Director
--------------------------------------------------------
         Lucien Remillard


      /s/ Warren Grover                                     Director
--------------------------------------------------------
        Warren Grover


      /s/ Stanley Sutherland                                Director and Executive Vice President and Chief
--------------------------------------------------------    Operating Officer - Western Division
          Stanley Sutherland


                            AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of Capital Environmental Resource Inc. in the United States, on April 30, 2002.


                                            CAPITAL ENVIRONMENTAL
                                              RESOURCE INC.

                                            By:   /s/ Thomas E. Durkin, III
                                                -------------------------------
                                            Name: Thomas E. Durkin, III
                                            Title: Senior Vice President and
                                                     General Counsel

                                  EXHIBIT INDEX

Exhibit Number                              Description
--------------                              -----------


     5.1           Opinion (including consent) of Blake, Cassels & Graydon, LLP.

     23.1          Consent of PricewaterhouseCoopers LLP

     24.1          Power of Attorney (included on signature page).